Exhibit 10.6

LEASE AGREEMENT
(NNN)
Basic Lease Information

Lease Date:	May 1, 2016
Landlord:	Combe Investments L.L.C., a Michigan corporation (“Landlord”)
Landlord’s Address:	505 McGregor Ave. London, ON
Tenant:	Intasco-USA, Inc., a Michigan corporation (“Tenant”)
Tenant’s Address:	800 Standard Parkway Auburn Hills, Michigan 48326
Land:
Lots 14, 15 and 16, Runnels Water Street Plat, according to the plat thereof as recorded in Liber 16 of Plats, page 156, St. Clair County Records, and that part of Lot 7 Boynton’s Plat commencing at the most Southerly corner; thence North 58 degrees 24 minutes East 111.7 feet; thence North 31 degrees 42 minutes West 119.95 feet; thence South 58 degrees 43 minutes West 118.5 feet; thence South 34 degrees 57 minutes East 120.65 feet to the point of beginning.

Part of Lot 7, Boynton’s Plat of Subdivision of Lots 6, 7, 8, according to the plat thereof as recorded in Liber C of Plats, page 22, St. Clair County Records, Township 6 North, Range 17 East, City of Port Huron, St. Clair County, Michigan, more fully described as: Commencing at the Southwesterly corner of said Lot 7; thence North 58 degrees 24 minutes 00 seconds East 111.83 feet along the Southerly line of said Lot 7 to the point of beginning; thence North 58 degrees 24 minutes 00 seconds East 51.34 feet along said Southerly line of Lot 7 thence North 32 degrees 12 minutes 54 seconds West (Previously recorded as North 31 degrees 33 minutes 43 seconds West) 90.00 feet; thence South 58 degrees 24 minutes 00 seconds West 50.64 feet parallel with said South line of Lot 7; thence South 31 degrees 46 minutes 27 seconds East 90.00 feet to the point of beginning.

Building:	The building (“Building”) located on the Land, which consists of 18,000 rentable square feet, as more particularly shown on the site plan annexed hereto as Exhibit A (“Site Plan”).

Premises:	The premises (“Premises”) are the entire Building and Land.
Premises Address:	125 Runnels Street, Port Huron, Michigan
Term:	Two (2) years commencing on May 1, 2016 (“Commencement Date”), through and including April 30, 2018 (“Expiration Date”), subject to the Option to Renew.
Base Rent (3):	Tenant shall pay Base Rent during the initial two (2) year Term of the Lease as follows:

Lease Year	Annual Base Rent	Monthly Base Rent
1	$48,000.00	$4,000.00
2	$48,960.00	$4,080.00

Additional Rent:	Any one or all of the following, as appropriate, are referred to as “Tenant’s Share”:

* Tenant’s Share of Real Estate Tax Expenses (6.2): 100%

*Tenant’s Share of Utility Expenses (7): 100%

Permitted Uses (9):	Warehouse, manufacturing, industrial and office.
Parking Area:	Tenant shall have the exclusive right to use all parking spaces in the parking area at the Premises.
Broker (38):	NONE, for Landlord. NONE, for Tenant.
Tenant’s Insurance:	As provided in Section 12
Option to Renew:	As provided in Exhibit B annexed

TABLE OF CONTENTS
Page

1.	Premises...................................................................................................................1

2.	Adjustment of Commencement Date; Condition of the Premises...........................1

3.	Rent..........................................................................................................................1

4.	Intentionally Omitted...............................................................................................2

5.	Landlord’s Work......................................................................................................2

6.	Additional Rent........................................................................................................2

7.	Utilities.....................................................................................................................3

8.	Late Charges............................................................................................................4

9.	Use of Premises........................................................................................................4

10.	Alterations and Additions; and Surrender of Premises............................................4

11.	Repairs and Maintenance.........................................................................................6

12.	Insurance..................................................................................................................6

13.	Waiver of Subrogation.............................................................................................8

14.	Limitation of Liability and Indemnity......................................................................8

15.	Assignment and Subleasing.....................................................................................8

16.	Ad Valorem Taxes; Waiver of Distraint...................................................................9

17.	Subordination...........................................................................................................9

18.	Right of Entry.........................................................................................................10

19.	Estoppel Certificate................................................................................................10

20.	Tenant’s Default.....................................................................................................11

21.	Remedies for Tenant’s Default...............................................................................11

22.	Holding Over..........................................................................................................12

23.	Landlord’s Default.................................................................................................13

24.	Waiver....................................................................................................................13

25.	Casualty Damage...................................................................................................13

26.	Condemnation........................................................................................................14

27.	General Provisions.................................................................................................14

28.	Signs.......................................................................................................................15

29.	Brokerage Commission..........................................................................................15

30.	Quiet Enjoyment....................................................................................................16

31.	OFAC Compliance.................................................................................................16

i

LEASE AGREEMENT

DATE:
This Lease Agreement is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth beginning on Page 1 is incorporated herein as if fully set forth herein. The Basic Lease Information set forth beginning on Page 1 and this Lease Agreement is and shall be construed as a single instrument and are referred to herein, collectively, as the “Lease”. In the event of any conflict between the Basic Lease Information and the remainder of this Lease Agreement, the Basic Lease Information shall supersede and control.

1.Premises.
1.1    In consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases the Premises to Tenant, together with the exclusive right to use the parking areas of the Premises (the “Parking Area”), upon the terms and conditions set forth in this Lease.
2.Adjustment of Commencement Date; Condition of the Premises.
2.1    The word “Term” whenever used herein refers to the initial term of this Lease and any extension thereof.
2.2    By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair, subject to Tenant’s rights to make objections to latent defects in the Building, of which the Premises is a part, which Landlord shall be obligated to repair at no cost to Tenant.
2.3    In the event, following Tenant’s written request, Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be at Tenant’s sole risk and subject to all the provisions of this Lease, including but not limited to Tenant’s obligation to obtain and maintain insurance required pursuant to this Lease and to deliver insurance certificates as required herein. In addition to the foregoing, Landlord shall have the right to impose such reasonable additional conditions on Tenant’s early entry as Landlord shall deem appropriate.
3.Rent.
3.1    Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction, claim or counterclaim (except as expressly provided herein), the Base Rent described in the Basic Lease Information, payable in advance at Landlord’s address specified in the Basic Lease Information on the Commencement Date and thereafter on the first (1st) day of each month, in advance, throughout the balance of the Term of the Lease. In addition to the Base Rent set forth in the Basic Lease Information, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (1st) day of each month, in advance, throughout the balance of the Term of this Lease, as Additional Rent, Tenant’s Share of Real Estate Tax Expenses and Tenant’s Share of Utility Expenses (except those utilities which are directly metered to the Premises and paid by Tenant), when and as provided in Sections 6 and 7 below. The term “Rent” whenever used herein refers to the aggregate of all Base Rent and Additional Rent due pursuant to this Lease. The Rent for any fractional part of a calendar month at the commencement or expiration of the Lease Term shall be a prorated amount of the Rent for a full calendar month based upon the actual days of such month.
4.Intentionally Omitted.
5.Landlord’s Work. Tenant hereby accepts the Premises as suitable for Tenant’s intended use and it shall be, on the Commencement Date, in good operating order, condition and repair (including the heating, ventilation and air conditioning systems exclusively serving the Premises [the “HVAC System”] which shall be in good working order as of the Commencement Date), and otherwise in “AS IS” condition.
6.Additional Rent. The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).
6.1    Real Estate Tax Expenses.
6.1.1    In addition to the Base Rent, Tenant shall pay Tenant’s Share of Real Estate Tax Expenses now or hereafter assessed or levied against the Premises or Tenant’s personal property. The term “Real Estate Tax Expenses” shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by any authority having the direct or indirect power of tax (including, but not limited to, any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Building, and/or the Land, as against Landlord’s right to rent, or as against Landlord’s business of leasing the Premises or the occupancy of Tenant and/or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term “Real Estate Tax Expenses” shall not include any franchise, estate, inheritance, net income, transfer, or excess profits tax imposed upon Landlord. Landlord represents that, as of the Lease Date, the Premises constitutes a separate tax parcel that does not include any property not located therein.
6.1.2    Tenant may, in its own name or in Landlord’s name, take any reasonable action in order to contest any tax or other assessment with respect to the Premises. At no cost to Landlord, Landlord will execute any reasonable documents relating to any such tax contest provided that (a) Tenant shall hold Landlord harmless from any liability therefor, and (b) Landlord shall have the right to approve any settlement with the applicable taxing authorities. Any refunds or rebates of amounts paid hereunder shall belong to Tenant and Landlord shall reasonably aid Tenant in obtaining any such refund or rebate, provided that the cost of obtaining the same shall be paid by Tenant.

6.2    Payment of Expenses. Landlord shall estimate Tenant’s Share of Real Estate Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one twelfth (1/12th) of the estimated amount of Tenant’s Share of Real Estate Tax Expenses shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate Tenant’s Share of Real Estate Tax Expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and Landlord may follow this process for each ensuing calendar year throughout the Term of this Lease. Tenant’s obligation to pay Tenant’s Share of Real Estate Tax Expenses during the Term shall survive the expiration or earlier termination of this Lease.
6.3    Annual Reconciliation. By April 30th of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual Real Estate Tax Expenses, and all Utility Expenses. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant within thirty (30) days following such accounting.
6.4    Audit. After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense, through a reputable independent auditor designated by Tenant, shall have the right to examine and/or audit the books and records evidencing Real Estate Tax Expenses and/or Utility Expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours, but not more frequently than once during any calendar year. Any such independent auditor designated by Tenant may not be compensated on a contingency fee basis. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If Landlord and Tenant agree that Landlord’s calculation of Tenant’s Share of Real Estate Tax Expenses and/or Utility Expenses for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such error and Tenant shall either be (i) entitled to a credit against future installment(s) of Rent for said overpayment (or a refund of any overpayment if the Term has expired) or (ii) obligated to promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord disputes Tenant’s audit results, the matter shall be submitted to an independent firm of certified public accountants mutually acceptable to both Landlord and Tenant. The decision of such independent certified public accountant shall be binding upon both Landlord and Tenant. In the event that the results of any such independent certified public accountant determine that Tenant’s Share of Real Estate Tax Expenses and/or Utility Expenses, as charged, exceeded the actual amount of Tenant’s Share of Real Estate Tax Expenses and/or Utility Expenses, as the case may be, by more than three percent (3%), Landlord shall pay Tenant the cost of Tenant’s audit.
7.Utilities. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay as Additional Rent, one hundred (100%) percent of all charges for gas and electric for which direct meters shall be installed at the Premises by Landlord (at its sole cost) as of the Commencement

Date, and Tenant shall arrange for such accounts to be placed in the name of and billed directly to Tenant. In addition, Tenant shall pay Tenant’s Share of the cost of all water, standby water charges, sewer use, and sewer discharge fees, and other utilities provided to the Premises (“Utility Expenses”), which Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the Commencement Date and thereafter on the first (1st) day of each month, in advance, throughout the Term of this Lease. Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant’s Share of Utility Expenses on the Commencement Date and thereafter on the first (1st) day of each month, in advance, throughout the Term of this Lease and any reconciliation thereof shall be substantially in the same manner as specified in Section 6.4 above.
7.1 Maintenance.    In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay as Additional Rent, one hundred (100%) of all charges for all snowplowing and landscaping charges related to the Premises.
8.Late Charges. Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment, which shall be the tenth (10th) business day of each month or any time thereafter by Tenant to Landlord of Base Rent or Additional Rent for Real Estate Tax Expenses and/or Utility Expenses and the tenth (10th) business day after written demand by Landlord for all other sums due, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due as aforesaid, then Tenant shall promptly pay to Landlord all of the following, as applicable: (a) interest on such delinquent amount at the rate equal to the prime lending rate announced by the Wall Street Journal from time to time plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, and (b) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s Default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease.
9.Use of Premises. The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers, guests or contractors (collectively, “Tenant’s Representatives”), and the operations conducted at the Premises, shall be subject to, and at all times in compliance with any and all applicable laws, codes, regulations, and ordinances (“Legal Requirements”).
10.Alterations and Additions; and Surrender of Premises.
10.1    Alterations and Additions: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s prior written consent with respect to (a) any alterations which are non-structural (i.e., do not affect (i) the exterior of the Building, (ii) the Building foundation, (iii) the structural elements of the Building, or (iv) the Building systems (the mechanical, electrical, sanitary, plumbing, heating, ventilation or other service systems of the Building)) and (b) have an estimated cost equal to or less than $150,000, either individually or in the aggregate (“Permitted Alterations”). As to any proposed alteration or addition, including, without limitation, Permitted Alterations, Tenant shall deliver at least ten (10) days prior notice to Landlord, from the date Tenant intends to commence construction, and, if a building permitted is required in connection with such alteration or addition, sealed plans and specifications along with such notice with respect to Permitted Alterations and along with any request for consent if Landlord consent is required. In all events, Tenant shall obtain all permits, licenses, certificates and approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions, including, without limitation, Permitted Alterations, shall be installed at Tenants cost and expense, by a licensed contractor reasonably approved by Landlord, in compliance with all applicable Legal Requirements. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant agrees that in the event any mechanics’ or construction liens or a notice of any nature or kind whatsoever is filed against the Premises, Tenant shall forthwith proceed to obtain an effective cancellation or discharge of such lien by payment, deposit or bond satisfactory to Landlord in its sole discretion. Throughout the performance of any alterations or additions, Tenant shall carry, or cause its contractors to carry, workers’ compensation insurance in statutory limits, “Builder’s Risk” insurance reasonably satisfactory to Landlord, and commercial general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any ground lessors and mortgagees, whose names and addresses are or have been furnished to Tenant, shall be named as additional insureds, in such limits and with such insurers as Landlord may reasonably require (collectively, the “Insurance Requirements”). All alterations, additions and improvements performed by or on behalf of Tenant, including without limitation, Permitted Alterations, shall be removed by Tenant prior to the expiration or earlier termination of this Lease, and the Premises restored to the condition existing on the date of this Lease; however, if Tenant provides Landlord with a written request either prior to the performance of the Permitted Alterations, or contemporaneously with its written request for consent for permission to make an alteration, addition or improvement, as the case may be, for a determination whether the alteration, addition or improvement, including without limitation, Permitted Alterations, can remain at the Premises, Landlord shall advise Tenant within ten (10) business days after receipt whether the item in issue may remain. If Landlord fails to respond within the ten (10) business day period, then it shall be deemed a determination by Landlord that removal and restoration is not required.
10.2    Surrender of the Premises: Prior to the expiration or earlier termination of this Lease, Tenant shall surrender and deliver up the Premises, together with the fixtures (other than trade fixtures, which Tenant may remove), to Landlord in good condition and repair, except for reasonable wear and tear. Upon such termination of this Lease, Tenant may remove all tenant signage, trade fixtures, furniture, furnishings and personal property prior to the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures and personal property.
11.Repairs and Maintenance.
11.1    Tenant’s Repairs and Maintenance Obligations: Except for those portions of the Building to be maintained by Landlord, as provided in Section 11.2 below, Tenant shall, at Tenant’s sole cost and expense, keep and maintain the interior, non-structural portions of the Building and the Parking Area in good, clean and safe condition, including, but not limited to, repairing any damage caused by Tenant or Tenant’s Representatives and replacing any property so damaged by Tenant or Tenant’s Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining and repairing: (a) all mechanical systems, and the HVAC System, exclusively serving the Premises, (b) all plumbing systems and equipment, and electrical systems, wiring and equipment exclusively serving and located within the Premises, (c) all interior lighting within the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers within or a part of the Premises, (e) all roll-up doors, ramps and dock equipment within or serving the Premises, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) security systems installed by Tenant, and (h) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises.
11.2    Landlord’s Repairs and Maintenance Obligations: Except for the obligations of Tenant set forth in Section 11.1 above, Landlord agrees to keep in good repair and condition (at Landlord’s sole cost and expense), the roof, roof membranes, exterior walls of the Building, and all other structural elements of the Building.
12.Insurance.
12.1    Types of Insurance: Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:
(1)    Commercial general liability insurance naming the Additional Insureds (as hereinafter defined) as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy thereof. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a One Million Dollar ($1,000,000) aggregate limit and excess umbrella liability insurance in the amount of Three Million Dollars ($3,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.
(2)    Personal property insurance insuring all equipment, trade fixtures, permitted alterations and additions, inventory, fixtures, and personal property of Tenant located on or in the Premises for perils covered by the causes of loss – special form (all risk) and in addition, coverage for wind and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.
(3)    Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease policy limit and $1,000,000 disease limit each employee.
12.2    Insurance Policies: The policies required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of A.M. Best’s Insurance Ratings Guide. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $50,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.
12.3    Additional Insureds and Coverage: Landlord, any property management company and/or agent of Landlord for the Premises, the Building or the Land, and any lender(s) of Landlord having a lien against the Premises, the Building or the Land and any ground lessor of Landlord, and such other persons as Landlord shall from time to time designate upon notice to Tenant, shall be named as additional insureds under all of the policies required in Section 12.1 above (the “Additional Insureds”). Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and/or any of the areas within the Building and Land, whether such events occur within the Premises or in any other areas of the Building or the Land. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord’s insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant’s insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.
12.4    Landlord’s Building Casualty Coverage: At all times during the Term, Landlord shall maintain special form property insurance covering the full replacement cost of the Building, with such insurance generally carried by prudent owners of similar properties in the general vicinity of the Building. Landlord will include in its fire and casualty insurance policies covering the Building, clauses pursuant to which the companies that issue the policies either or both (i) waive all rights of subrogation against Tenant with respect to losses payable under those policies, and (ii)

agree that those policies shall not be invalidated if the insured party waives in writing, before a loss occurs, any and all right of recovery against any party for losses covered by those policies.
13.Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure, the foregoing not being deemed a consent by Landlord to Tenant self-insuring, which may be done only with the consent of Landlord, which may be given or withheld in its sole discretion) required to be in effect at the time of such loss or damage. Each party shall obtain a waiver of subrogation endorsement and provide a copy thereof to the other upon request. The waiver of subrogation endorsement shall be satisfactory to Landlord in its sole discretion.
14.Limitation of Liability and Indemnity.
14.1    Except to the extent of damage resulting from the negligence or willful misconduct of Landlord (or its agents, employees or contractors), Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, members, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges, penalties, fines and expenses (including, but not limited to, reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises, (ii) the conduct of Tenant’s business at or about the Premises, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and/or (iv) any liability for injury to person or property caused by Tenant or Tenant’s Representatives.
14.2    Notwithstanding the foregoing or anything in this Lease to the contrary, if any portion of the Premises cannot be occupied by Tenant for the normal conduct of Tenant’s business for five (5) consecutive business days as the result of any interruption of any Landlord service over which Landlord has control, any work performed by Landlord (or its agents, employees or contractors) or any default by Landlord under this Lease, then commencing on the fifth (5th) business day and ending on the date such portion may be so occupied by Tenant, the Rent shall abate in proportion to the portion of the Premises which cannot be so occupied.
15.Assignment and Subleasing.
15.1    In General.    Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, “assignment”), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises, without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any request for Landlord’s approval shall be in writing, accompanied by: (a) a statement of the terms of the proposed assignment, subletting or license; and (b) information reasonably required to allow the Landlord to assess the business, finances and management of the proposed assignee, subtenant or licensee. Landlord shall respond in writing to any Tenant request within thirty (30) days after Tenant has delivered a complete request for Landlord’s approval. If Landlord has not responded within such thirty-day period, Tenant’s request for approval of the requested assignment, subletting or license shall be deemed approved. Landlord’s disapproval of any such request shall be in writing specifying the reasons therefor.
15.2    No Approval Required. Notwithstanding the provisions of Section 15.1, Tenant shall have the right to assign this Lease or sublet the Premises in whole or part to a “Permitted Occupant” (as defined below), without Landlord’s consent. The term “Permitted Occupant” shall mean any entity which, in every case, will use the Premises solely for the Permitted Uses, and (a) that directly or indirectly controls, is controlled by or is under common control with Tenant (“control” shall mean the direct or indirect ownership of fifty percent (50%) or more of all classes of voting interests); (b) with or into which Tenant is merged or consolidated; or (c) that acquires all or substantially all of Tenant’s assets.
16.Ad Valorem Taxes; Waiver of Distraint.
Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant. Landlord hereby waives any right of distraint it may have, whether statutory or at common law, whether such lien may presently exist or may be created in the future, against Tenant’s personal property, trade fixtures, equipment, and other personalty and goods located at the Premises.
17.Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated, or both and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will agree in writing acceptable to Tenant not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in Default of the terms and provisions of this Lease. Landlord hereby represents that as of the Lease Date there is no underlying ground lease or mortgage affecting the Premises.

18.Landlord’s Environmental Obligations and Indemnity.
18.1    Landlord warrants and represents to Tenant that, to Landlord’s actual knowledge, (a) the Premises does not now contain any Hazardous Materials (as defined below) in violation or exceedance of applicable Legal Requirements or any abandoned, decommissioned or active, underground or aboveground storage tanks; (b) Landlord and its agents, employees and tenants have not caused or permitted any Hazardous Materials to be released, discharged or deposited on, in, under, from or in the vicinity of the Premises in violation of applicable Legal Requirements; and (c) there are no Hazardous Materials on, in, from or under the Land that will have a negative impact upon the conduct of Tenant’s business or the safety and health of its employees, customers, licensees or invitees. To the extent Hazardous Materials are discovered at, on, in, under or emanating from the Premises after the Lease Date that were not introduced to the Premises by Tenant, Landlord shall, at its sole cost and expense remediate such Hazardous Materials to meet Legal Requirements, which obligation shall be performed in compliance with applicable Legal Requirements (with the extent and means of remediation being confirmed in writing by the Michigan Division of Environmental Quality, as applicable) and this Lease. As used herein, “Hazardous Materials” shall mean any materials or substances regulated under Legal Requirements related to the protection of human health and the environment, including hazardous substances, hydrocarbons, hazardous materials, toxic substances, hazardous wastes, asbestos, polychlorinated biphenyls, radioactive materials, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, oil, petroleum, petroleum based derivatives, urea formaldehyde, or other materials whether solid, liquid, vapor or gas, which could adversely impact on the physical environment or adversely affect human health or safety.
18.2    Landlord further covenants and agrees to indemnify, defend, protect and hold Tenant harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys’ and experts’ fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Tenant and arising from or out of any actual or alleged (to the extent arising from third party demands or claims) Legal Requirements related to the protection of human health and the environment, including Hazardous Materials on, in, under or affecting all or any portion of the Premises (other than any Hazardous Materials introduced by Tenant during the Term). Such indemnification shall extend to, without limitation, (a) the costs of removal of any and all Hazardous Materials from all or any portion of the Premises, (b) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Premises into the air, any body of water, any other public domain or any surrounding areas; (c) costs of compliance with all applicable Legal Requirements, and (d) any additional construction costs incurred by Tenant on account of such Hazardous Materials.
19.Estoppel Certificate. Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrance of the Premises.
20.Tenant’s Default. The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default (“Default”) by Tenant of the provisions of this Lease:
20.1    The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required hereunder on the date said payment is due, following ten (10) days written notice to Tenant with an opportunity to cure on the part of Tenant;
20.2    The failure by Tenant to observe, perform or comply with any of the terms, conditions, covenants or provisions of this Lease (except failure to make any payment of Base Rent and/or Additional Rent) and such failure is not cured within the time period required under the provisions of this Lease, or if no such time period is provided then within thirty (30) days of Tenant’s receipt of written notice of such failure from Landlord, provided that if such failure cannot reasonably be cured within the aforementioned time period (if any) or such thirty (30) days period as the case may be, as determined solely by Landlord, Tenant shall not be in Default as a result of such failure provided that Tenant has promptly commenced the cure of such failure and is diligently and continuously prosecuting such cure to completion;
20.3    The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold; or
20.4    Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold which attachment, execution or other judicial seizure is not vacated, released, rescinded, or otherwise terminated within sixty (60) days.
21.Remedies for Tenant’s Default.
21.1    Landlord reserves the right to re-enter and to again possess and enjoy the Premises upon a Default by Tenant.
21.2    In the event of Tenant’s Default under this Lease, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In the event of Tenant’s Default under this Lease, Landlord may terminate this Lease on ten (10) business days’ written notice to Tenant. Upon Landlords’ termination of Tenant’s right to possession of the Premises or Landlord’s termination of this Lease, Landlord shall have the immediate right of reentry. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all reasonable and actual costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, reasonable broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs for such tenancy (collectively, the “Reletting Costs”), and (ii) the rent received by Landlord from such reletting shall be applied as Landlord may elect, to the payment of: first, any indebtedness from Tenant to Landlord other than Base Rent or Additional Rent; second, all reasonable and actual costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Additional Rent, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. In no event shall Tenant be entitled to any excess rent received by Landlord, or the application of such excess rent to any Rent due from Tenant to Landlord or any damages suffered by Landlord as a result of a Tenant Default. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession or a termination of this Lease. Following the date Landlord obtains possession of the Premises due to a Default by Tenant hereunder, Landlord must use commercially reasonable efforts to mitigate damages.
21.3    Upon the expiration or earlier termination of this Lease or of Tenant’s right to possession of the Premises, Tenant shall remove its personal property from the Premises. Any such property of Tenant not removed from the Premises shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Landlord’s cost and expense.
21.4    The foregoing rights and remedies of Landlord are not exclusive; they are cumulative and in addition to any rights and remedies existing under applicable Legal Requirements, in equity or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor’s rights generally. Notwithstanding any provision of this Lease to the contrary (including, without limitation, Section 22 hereof), in no event shall Tenant be liable for consequential, punitive or special damages arising from its Default hereunder.
21.5    The waiver by Landlord of any Default of any provision of this Lease in any one or more instances shall not be deemed or construed a waiver of any other Default by Tenant hereunder or of any subsequent Default of this Lease, except for the Default specified in the waiver. Landlord shall not be deemed to have waived any Default unless Landlord does so in writing, regardless of the passage of time.
22.Holding Over. If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord’s consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Rent during such hold over period shall be 150% of the Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Rent without the additional percentage increase of Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.
23.Landlord’s Default. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder following its receipt of written notice specifying with detail the default by Landlord. For purposes of this provision, a reasonable time shall not be less than ten (10) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than ten (10) days after receipt of written notice is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such ten (10) day period and thereafter diligently pursued to completion.
24.Waiver. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after Default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such Default, and shall not prevent Landlord from maintaining an action based on such Default. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Landlord shall not be deemed to have waived any right or remedy available to Landlord unless Landlord does so in writing, setting forth with particularity the right or remedy waived.
25.Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building or the Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building or the Premises (i.e., requiring a restoration period of more than 180 days) shall, in Landlord’s reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord or Tenant may, at their option, terminate this Lease by notifying the other in writing of such termination within forty-five (45) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If neither Landlord nor Tenant elects to terminate this Lease as aforesaid, and provided insurance proceeds are available to fully repair the damage, Landlord shall within 180 days after the date of such damage repair and restore the Premises and the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, failing which, Tenant may terminate this Lease; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, furnishings, fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant’s personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy.
26.Condemnation. If ten (10%) percent or more of the Premises, or any portion of the Building, is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be abated to the date of termination in proportion to the portion of the Premises that Tenant no longer occupies. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant. Notwithstanding the foregoing, Tenant shall be entitled to file a separate claim against the taking authority for any taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and of moving expenses, so long as such claim is payable separately to Tenant and does not diminish the claim of Landlord. If Tenant does not elect to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration.
27.General Provisions.
27.1    Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, legal representatives and permitted assigns of the parties hereto.
27.2    Severability. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.
27.3    Choice of Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan.

27.4    Entire Agreement. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding. All Exhibits attached to this Lease are incorporated in this Lease as if set forth at length herein.
27.5    Warranty of Authority. Each person executing this Lease on behalf of a party represents and warrants that (i) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms. Landlord hereby warrants that this Lease is valid and binding upon Landlord and enforceable against Landlord in accordance with its terms.
27.6    Notices. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States certified mail, return receipt requested, postage prepaid; (b) by personal delivery; or (c) by overnight courier for next business day delivery, addressed to Landlord at 505 McGregor Ave., London, with a copy to __________________ (if sent by United States certified mail, return receipt requested, postage prepaid) or ______________ (if sent by personal delivery or by overnight courier), Attention: ______________. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States certified mail, return receipt requested, postage prepaid; (ii) by personal delivery; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises with a copy to c/o Unique Fabricating NA, Inc., 800 Standard Parkway, Auburn Hills, Michigan 48326, Attention: John Weinhardt, President. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail or the next business day following sending by overnight courier for next business day delivery. Notice may be sent by counsel for either party and shall be deemed as effective as if sent by the party itself. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 28.6.
27.7    Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or the Building and/or any claim of injury, loss or damage.
28.    Signs. Tenant shall be permitted to erect any signs and graphics of every kind visible in or from public view or corridors or the exterior of the Building and elsewhere at the Premises, to the maximum extent permitted by law, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall deliver to Landlord for its approval reasonably detailed sign specifications and/or drawings, and if Landlord approves of such signage, Tenant shall install same at its sole cost and expense, and in compliance with any applicable Legal Requirements. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease.
29.    Brokerage Commission. Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease shall be payable by landlord and shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease.
30.    Quiet Enjoyment. Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in Default of any of the terms or provisions of this Lease, and subject to the terms, conditions and covenants of this Lease, that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises, every day of the year and at all times, during the Term of this Lease, without interference by Landlord.
31.    OFAC Compliance.
31.1    Landlord and Tenant each represents and warrants that (a) Landlord or Tenant, as the case may be, and each person or entity owning an interest in Landlord or Tenant, as the case may be, is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Landlord or Tenant, as the case may be, constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Landlord or Tenant, as the case may be, (whether directly or indirectly), and (d) none of the funds of Landlord or Tenant, as the case may be, have been derived from any unlawful activity with the result that the investment in Landlord or Tenant, as the case may be, is prohibited by law or that the Lease is in violation of law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Landlord or Tenant, as the case may be, is prohibited by law or Tenant is in violation of law.
31.2    Landlord and Tenant, as the case may be, each covenants and agrees (a) to comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, and (b) to immediately notify the other in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Landlord or Tenant, as the case may be, has a reasonable basis to believe that they may no longer be true or have been breached. Tenant covenants not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease.
31.3    Notwithstanding anything herein to the contrary, Tenant acknowledges that Tenant’s inclusion on the List during the Lease Term shall be a Default of the Lease and Tenant covenants that Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.
LANDLORD:
COMBE INVESTMENTS LTD.
By: /s/ G. Craig Combe
Name: G. Craig Combe Title: President
TENANT:
UNIQUE-INTASCO CANADA, INC.
By: /s/ John Weinhardt
Name: John Weinhardt
Title: President

Signature Page to Lease Agreement

EXHIBIT A
SITE PLAN

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EXHIBIT B
OPTION TO RENEW
Tenant is granted one (1) option to renew as follows:
(a)     Provided there shall not have been a Default under this Lease at the time of the exercise of the “Renewal Option” (as hereinafter defined), Tenant shall have the option (the “Renewal Option”), to extend the term of this Lease for an additional periods of two (2) years (the “Renewal Term”), provided that Tenant shall give notice (the “Election Notice”) to Landlord not less than six (6) months prior to the Expiration Date (the “Election Notice Period”) of its exercise of the Renewal Option. If the Renewal Option is not exercised within the Election Notice Period, then Tenant’s Renewal Option shall thereafter automatically be void and of no further force or effect.
(b)     Upon Landlord’s receipt of a timely Election Notice, the Lease automatically shall be extended without the necessity of the execution of an extension agreement or other written instrument, upon the same terms, conditions and covenants set forth in this Lease, except that Base Rent during the first year of each Renewal Term shall be equal to the lesser of (a) the fair market rental value of the Premises as of the commencement of the Renewal Term (determined as provided for in subparagraph (c) below) or (b) 102% of the Base Rent for the last year of the initial 2-year term of this Lease. In addition to the Annual Base Rent, during the Renewal Term Tenant shall continue to pay all additional rent provided for in the Lease.
(c)     The fair market rental value of the Premises, for the Renewal Term, shall be determined by two (2) appraisers selected within thirty (30) days of Landlord’s receipt of Tenant’s particular Election Notice; one (1) selected by Tenant, one (1) selected by Landlord. Within such thirty (30) day period, each of Landlord and Tenant shall notify the other of the name and address of the appraiser selected by each. Within sixty (60) days of the expiration of such thirty (30) day period, each appraiser shall make an independent appraisal of the fair market rental value of the Premises, and within such sixty (60) day period shall (on the same day, the date to be selected by both appraisers), mail their appraisal to each other and each of the parties. If the two appraisals are within four (4%) percent of each other, the fair market rental value shall be equal to the sum obtained by adding the two appraisals and dividing the total in half. If the two appraisals are not within four (4%) percent of each other, then the appraisers shall be notified and shall, within ten (10) days thereafter, select a third impartial appraiser and simultaneously notify the parties of the name and address of the third appraiser. The third appraiser shall then make an independent appraisal in order to determine the fair market rental value of the Premises, which determination shall be made by the third appraiser within forty-five (45) days following the selection of the third appraiser, and shall on the same day, mail that appraisal to each of Landlord and Tenant. The two of the three appraisals made which are the closest to each other shall be added together and the total divided in half and the amount then obtained shall be deemed the fair market rental value for the Premises. If the two appraisers are unable to agree upon the selection of a third appraiser within the time period provided, then either Landlord or Tenant, on behalf of both, may on notice to the other, apply to a court of competent jurisdiction in the State of Michigan to make the appointment, and the other party shall not question the court’s jurisdiction or selection. The appraisal of the third appraiser selected by the court shall be made within forty-five (45) days of appointment by the court, and pursuant to the

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provisions of this paragraph. Each of Landlord and Tenant shall pay the fees and expenses of the appraiser selected by each, and shall share equally the fees and expenses of the third appraiser, if required. Each appraiser shall be a real estate appraiser having at least fifteen (15) years’ experience in appraising real estate in St. Clair County in the State of Michigan, and shall also be a member of the Member of the Appraisal Institute. If, for any reason, the fair market rental value has not been determined by commencement of the Renewal Term, then pending that determination, Tenant shall pay the Base Rent paid by Tenant to Landlord during the immediately preceding Lease year, and any additional amount determined to be due shall be paid within fifteen (15) days following that determination.

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